As filed with the Securities and Exchange
   Commission on March 17, 2000                              Registration No.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ABLEAUCTIONS.COM, INC.
             (Exact name of Registrant as specified in its charter)

          Florida                                     Not Applicable
-------------------------------              -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              1963 Lougheed Highway
                   Coquitlam, British Columbia, Canada V3K 3T8
                                 (604) 521-2253
                  ----------------------------------------------
                     Address of Principal Executive Offices

                             1999 Stock Option Plan
           Stock Option Granted on October 14, 1999 to Barrett Sleeman
                  ----------------------------------------------
                            (Full title of the plan)

                              CT Corporation System
                              1200 Pine Island Road
                        Plantation, Florida, U.S.A. 33324
                  ----------------------------------------------
                     (Name and address of agent for service)

                                 (954) 473-5503
                  ----------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities            Amount to be       Proposed Maximum           Proposed Maximum          Amount of
to be Registered(1)                           Registered     Offering Price Per Share   Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock subject to an outstanding       50,000 shares           $3.20                      $160,000               $43.04
option under the Barrett Sleeman Grant
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock subject to outstanding         967,500 shares           $4.10(2)                 $3,966,750            $1,067.06
options under the 1999 Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock not subject to outstanding   2,032,500 shares           $8.25(3)                $16,768,125            $4,510.63
options under the 1999 Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------------
Total                                     3,050,000 shares                                   $20,894,875            $5,620.73
-----------------------------------------------------------------------------------------------------------------------------------

(1) Common Stock, with a par value of $0.001 per share, offered by the Registrant pursuant to the Plan described herein.
(2) Based on the average exercise price of options granted under the 1999 Stock Option Plan outstanding as of the date of the filing of this registration statement.
(3) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant's shares of common stock on March 2, 2000, as quoted on the National Association of Securities Dealer Over-The-Counter Bulletin Board, which was US$8.25 per share.

================================================================================

This registration statement on Form S-8 registers shares of common stock, with a par value of $0.001 per share, of Ableauctions.com, Inc. (the "Registrant") to be issued pursuant to the exercise of options or rights granted under the Stock Option Grant to Barrett Sleeman and the Registrant's 1999 Stock Option Plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 18, 1999, including any amendment thereto, and containing audited financial statements for the Registrant's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-SB referred to in (a) above.

     (c) The description of the Registrant's securities contained in the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission under the Exchange Act on November 18, 1999, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and before the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of those documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

The Registrant's Bylaws require the indemnification, to the fullest extent permitted by law, of each person that is empowered by law to indemnify. The Registrant's Articles of Incorporation require the indemnification, to the fullest extent permitted by Florida law, each person that the Registrant has the power to indemnify.

Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees, or agents against expenses (including attorney's fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents of the corporation, if those directors, officers, employees, or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action (i.e. one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees, or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if that person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines on application that the defendant directors, officers, employees, or agents are fairly and reasonably entitled to indemnity for expenses the adjudication of liability.

The Registrant's Articles of Incorporation and Bylaws also contain provisions stating that no director will be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to: (1) a breach of the director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability under Florida law (for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of the Registrant's directors or stockholders to the fullest extent permitted Florida law.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

 Exhibit
  Number         Exhibit
---------        -------

   4.1           Stock Option Grant to Barrett Sleeman
   4.2           1999 Stock Option Plan
   5.1           Opinion of Eric Littman
  23.1           Consent of Davidson & Company, Chartered Accountants
  23.2           Consent of Eric Littman (Included in Exhibit 5.1)
  24.1           Power of Attorney (See page 7 of this registration statement)

Item 9.  Undertakings.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events that arise after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Despite the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The  undersigned   Registrant  hereby  undertakes  that,  for  purposes  of
     determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the
     Registrant has been advised that, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by it is against public policy as expressed in the Securities Act and that question will be governed by the final adjudication of the issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada, on this 9th day of March, 2000.

                                     ABLEAUCTIONS.COM, INC.


                                     By: /s/ Abdul Ladha
                                         ---------------------------------------
                                         Abdul Ladha, Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Abdul Ladha and N.H. (Nosh) Vellani, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                            Date
---------                       -----                            ----


/s/ Abdul Ladha                 Chairman of the Board,            March 9, 2000
-------------------------       Chief Executive Officer
Abdul Ladha                     and Director
                                (Principal Executive Officer)


/s/ N.H. (Nosh) Vellani         Chief Financial Officer           March 9, 2000
-------------------------       (Principal Financial Officer
N.H. (Nosh) Vellani             and Accounting Officer)


/s/ Barrett Sleeman             Director                          March 9, 2000
-------------------------
Barrett Sleeman

                                  EXHIBIT INDEX

Exhibit
 Number          Exhibit                                                   Page
-------          -------                                                   ----

  4.1            Stock Option Grant to Barrett Sleeman
  4.2            1999 Stock Option Plan
  5.1            Opinion of Eric Littman
 23.1            Consent of Davidson & Company, Chartered Accountants
 23.2            Consent of Eric Littman (Included in Exhibit 5.1)
 24.1            Power of Attorney (See page 7 of this registration statement)